EXHIBIT 10.10

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "AGREEMENT") is made as of June 7, 2004, by and between Seven Ventures, Inc., a Nevada corporation ("VENTURES"), Equitex, Inc. a Delaware corporation ("EQUITEX") and Pandora Select Partners, L.P., a British Virgin Islands limited partnership ("PANDORA"), and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership ("WHHY"), as secured parties (Pandora and WHHY individually are each a "Secured Party" and together are the "SECURED PARTIES").

                                    Recitals

         A. Under the terms of a Purchase Agreement dated March 8, 2004, Pandora purchased a $3,000,000 face-amount promissory note, a copy of which is attached hereto as Exhibit A, and WHHY purchased a $2,000,000 face-amount promissory note, a copy of which is attached hereto as Exhibit B, in consideration for a $5,000,000 loan by Secured Parties to Equitex (the "LOAN"), which Equitex loaned on a secured basis to Chex Services, Inc., a Minnesota corporation and a then wholly-owned subsidiary of Equitex ("Chex") for use in Chex's business. Both promissory notes are referred to herein as the "NOTES".

         B. In connection with the Loan, Equitex entered into an agreement entitled "Equitex Security Agreement".

         C. Under the terms of the Equitex Security Agreement, Equitex pledged 2,170,000 shares of the common stock of Chex to the Secured Parties as partial security for the Loan.

         D. Equitex and Chex entered into an Agreement and Plan of Merger with Ventures, whereby Chex is to be merged with a wholly owned, newly formed, subsidiary of Ventures, with Chex as the surviving corporation, and as a result, upon the effective time of the Merger, Ventures shall become the record and beneficial owner of all of the outstanding capital stock of Chex, being one share of Chex common stock.

         E. As a condition to obtaining the consent of the Secured Parties to permit the Merger to be consummated, and to induce the Secured Parties to deliver the 2,170,000 of Chex common stock to Ventures, and to release its security interest therein, the parties hereto agree as follows:

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the agreements herein, and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

         Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Uniform Commercial Code in effect in the State of Minnesota (the "UCC"). In addition, the term "OBLIGATIONS" shall mean the payment and other performance obligations under the Notes.

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ARTICLE 2.
                                SECURITY INTEREST

         2.1 GRANT OF SECURITY INTEREST. To secure the timely payment and performance in full of the Obligations, Ventures does hereby assign, grant and pledge to Secured Parties, all of its estate, right, title and interest in and to the Collateral. As to Ventures' equity interest (the "PLEDGED EQUITY INTEREST") in Chex, the "COLLATERAL" includes Ventures' share of:

            (a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Ventures in respect of or in exchange for all or any portion of such Pledged Equity Interest;

            (b) all of Ventures' capital or ownership interest, including capital accounts, in Chex, and all accounts, deposits or credits of any kind with Chex;

            (c) all of Ventures' voting rights in or rights to control or direct the affairs of Chex;

            (d) all of Ventures' rights, title and interest, as a member or shareholder of Chex, in, to or under any and all of Chex's assets or properties;

            (e) all other rights, title and interest in or to Chex derived from the Pledged Equity Interest;

            (f) all indebtedness or other obligations of Chex owed to Ventures;

            (g) all claims of Ventures for damages arising out of, or for any breach or default relating to, the Pledged Equity Interest;

            (h) all rights of Ventures to terminate, amend, supplement, modify, or cancel, the governing documents of Chex, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder; and

            (i) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Ventures reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests.

         2.2 DELIVERY OF CERTIFICATES. All certificates, notes and other instruments representing or evidencing Pledged Equity Interest shall be delivered to and held by or on behalf of Secured Parties, or its designee pursuant hereto, in the manner set forth in Section 4.6 (Delivery of Collateral; Proxy).

         2.3 FINANCING STATEMENTS.

            (a) Ventures hereby authorizes Secured Parties to file all financing statements, continuation statements, assignments, certificates, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by Secured Parties to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, such financing statements,

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continuation statements, certificates, and other documents as may be necessary or reasonably requested to perfect a security interest in any replacements or proceeds of the Collateral), in each case in form and substance satisfactory to Secured Parties.

            (b) Secured Parties will pay the cost of filing the same in all public offices where filing is necessary or reasonably requested by Secured Parties and will pay any and all recording, transfer or filing taxes that may due in connection with any such filing. Ventures grants Secured Parties the right, at any time and at Secured Parties' option to file any or all such financing statements, continuation statements, and other documents pursuant to the UCC and otherwise as Secured Parties reasonably may deem necessary or desirable.

            (c) Ventures hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Secured Parties may reasonably determine are necessary or advisable to perfect the security interests granted to Secured Parties. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Secured Parties may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Parties herein.

         2.4 DEBTOR REMAINS LIABLE.

            (a) Anything herein contained to the contrary notwithstanding, Ventures shall remain liable under its certificate of incorporation, bylaws or other constituent documents (together, the "Constituent Documents"), to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Secured Parties shall have no obligations or liabilities under the Constituent Documents by reason of or arising out of this Agreement, nor shall Secured Parties be required or obligated in any manner to perform or fulfill any obligations of Ventures thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) If any default by Ventures under any of the Constituent Documents shall occur, Secured Parties shall, at their option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Ventures and to the parties to such agreement. Any cure by Secured Parties of Ventures' default under a Constituent Document shall not be construed as an assumption by Secured Parties of any obligations, covenants or agreements of Ventures under the Constituent Documents, and Secured Parties shall not incur any liability to Ventures or any other Person as a result of any actions undertaken by Secured Parties in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Ventures under any of the Constituent Documents.

         2.5 RETENTION OF CERTAIN RIGHTS. So long as Secured Parties have not exercised remedies with respect to the Collateral under and in accordance with this Agreement, upon the occurrence and during the continuance of an Event of Default, Ventures reserves the right, subject to its obligations under Section 2.6, to exercise all voting rights with respect to the Pledged Equity Interest; provided, that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

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                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF DEBTOR

         Ventures makes the following representations and warranties to and in favor of Secured Parties as of the date hereof. All of these representations and warranties shall survive the execution and delivery of this Agreement:

         3.1 ORGANIZATION. Ventures:

            (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada;

            (b) is duly qualified, authorized to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary;

            (c) has the corporate power to carry on its business as now being conducted and as proposed to be conducted by it; and

            (d) has the corporate power (A) to execute, deliver and perform this Agreement, (B) to take all action as may be necessary to consummate the transactions contemplated hereunder and (C) to grant the liens and security interests provided for in this Agreement.

         3.2 OFFICES, LOCATION OF COLLATERAL. The chief executive office or chief place of business of Ventures is located at 7315 East Peakview Avenue, Englewood, Colorado 80111.

         3.3 TITLE AND LIENS. The Pledged Equity Interest owned by Ventures (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable, and (c) represents, and will represent during the term of this Agreement, all of the outstanding capital stock of Chex. Ventures has good, valid, and marketable title to its Collateral, free from all liens and encumbrances of any kind. As a result of this Agreement, Secured Parties will have a first priority security interest in the Collateral.

         3.4 UCC ARTICLE 8. The shares of Chex that constitute the Pledged Equity Interest are securities governed by Article 8 of the UCC.

         3.5 AUTHORIZATION; NO CONFLICT. Ventures has duly authorized, executed and delivered this Agreement, and Ventures' execution and delivery hereof and its consummation of the transactions contemplated hereby and the compliance with the terms thereof:

            (a) does not or will not contravene the Constituent Documents of Chex or any other legal requirements applicable to or binding on Ventures which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Parties' rights therein;

            (b) does not or will not contravene or result in any breach of or constitute any default, or result in or require the creation of any lien upon any of Ventures' property, under any agreement or instrument to which Ventures is a party or by which it or any of its properties may be bound or affected; and

            (c) does not or will not require the consent or approval of any third party which has not already been obtained.

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         3.6 ENFORCEABILITY. This Agreement is a legal, valid and binding obligation of Ventures, enforceable against Ventures in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles.

                                   ARTICLE 4.
                               COVENANTS OF DEBTOR

         Ventures covenants to and in favor of Secured Parties as follows:

         4.1 COMPLIANCE WITH OBLIGATIONS. Ventures shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

         4.2 INFORMATION CONCERNING COLLATERAL. Ventures shall, promptly upon request, provide to Secured Parties all information and evidence they may reasonably request concerning the Collateral to enable Secured Parties to enforce the provisions of this Agreement.

         4.3 DEFENSE OF COLLATERAL. Ventures shall defend its title to the Collateral and the interests of Secured Parties in the Collateral pledged hereunder against the claims and demands of all third parties whomsoever.

         4.4 MAINTENANCE OF COLLATERAL. Ventures shall not (i) take any action to terminate, modify or amend any Constituent Document of Chex which impairs the Secured Parties' interest in the Collateral, except with the consent of Secured Parties, (ii) fail to deliver to Secured Parties a copy of each demand or notice received or given by it relating to any Constituent Document of Chex or to any other Collateral which could reasonably be expected to have a material adverse effect upon the Collateral or Secured Parties' rights therein, or (iii) sell, contract to sell, assign, transfer or dispose of any of the Collateral, except with the consent of Secured Parties.

         4.5 EVENTS OF DEFAULT. Ventures shall give to Secured Parties prompt notice of any material default under any Constituent Document of Chex or otherwise with respect to the Collateral of which Ventures has knowledge or has received notice.

         4.6 DELIVERY OF PLEDGED EQUITY INTEREST; PROXY. All certificates or instruments representing or evidencing the Pledged Equity Interest shall be delivered to and held by or on behalf of Secured Parties pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Secured Parties. Secured Parties shall have the right, at any time in their discretion and without prior notice to Ventures, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Secured Parties or any of its nominees any or all of the Pledged Equity Interest and to exchange certificates or instruments representing or evidencing Pledged Equity Interest for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, Secured Parties will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of Ventures all such Pledged Equity Interest. In furtherance of the foregoing, Ventures shall further execute and deliver to Secured Parties as to Chex a proxy in the form attached hereto as Exhibit C.

         4.7 PRESERVATION OF VALUE; LIMITATION OF LIENS. Ventures shall not take any action in connection with the Collateral which would dilute or impair in any material respect the interests or rights of Secured Parties therein or

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with respect thereto, except as expressly permitted hereby. Ventures shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to all or any part of the Collateral (other than the lien created by this Agreement). Ventures shall at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

         4.8 NO OTHER FILINGS. Ventures shall not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral.

         4.9 MAINTENANCE OF RECORDS. Ventures shall, at all times, keep accurate and complete records of the Collateral. Ventures shall permit representatives of Secured Parties, upon reasonable prior notice, at any time during normal business hours of Ventures to inspect and make abstracts from Ventures' books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Secured Parties' request, Ventures shall promptly deliver copies of any and all such records to Secured Parties.

         4.10 PAYMENT OF TAXES. Ventures shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of, and, upon request, permit Secured Parties to examine receipts showing payment of any of the foregoing.

         4.11 NAME; JURISDICTION OF ORGANIZATION. Ventures shall give Secured Parties at least 30 days prior written notice before Ventures changes its name, jurisdiction of organization or entity type and shall at the expense of Ventures execute and deliver such instruments and documents as may be required by Secured Parties or applicable legal requirements to maintain a first perfected security interest in the Collateral.

         4.12 PROCEEDS OF COLLATERAL. Ventures shall, at all times, keep pledged to Secured Parties pursuant hereto all Collateral, and all dividends, distributions, interest, principal and other proceeds received by Ventures with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Ventures in respect of the Collateral, and shall not permit Chex to issue any shares of stock or other equity interests which shall not have been immediately duly pledged to Secured Parties hereunder.

                                   ARTICLE 5.
                               RIGHTS AND REMEDIES

         5.1 EVENT OF DEFAULT DEFINED. Any material default of Ventures under the terms of this Agreement, or any event of default by Equitex under either of the Notes shall constitute an "Event of Default" hereunder.

         5.2 REMEDIES UPON EVENT OF DEFAULT.

            (a) During any period during which an Event of Default shall have occurred and be continuing, Secured Parties may (but shall be under no obligation to), directly or by using agent or broker:

               (i) in connection with any acceleration and foreclosure, vote or exercise any and all of Ventures' rights or powers incident to its ownership of Chex, including any rights or powers to manage or control Chex;

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               (ii) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

               (iii) cause all moneys and other property pledged as security to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

               (iv) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

               (v) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations are issued or secured;

               (vi) subject to Section 5.2(b), sell, lease or otherwise dispose of any or all of the Collateral, in one or more transactions, at such prices as Secured Parties may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell, lease or otherwise dispose of, or of time or place of disposition (except such notice as is required by applicable statute and cannot be waived), it being agreed that Secured Parties may be purchasers on their own behalf at any such sale and that Secured Parties or anyone else who may be the purchaser or recipient for value of any or all of the Collateral so disposed of shall, upon such disposition, acquire all of the Ventures' rights therein. Secured Parties may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the same, and such sale may, without further notice or publication, be made at any time or place to which the same may be so adjourned. If Secured Parties, after reasonable inquiry as to the credit worthiness of the purchaser, sell any of the Collateral upon credit, Equitex will be credited only with payments actually made by the purchaser, received by Secured Parties and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Parties may resell the Collateral and Equitex shall be credited with the proceeds of the sale;

               (vii) incur expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;

               (viii) perform any obligation of Ventures hereunder and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses;

               (ix) make any reasonable compromise or settlement deemed desirable with respect to any or all of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any or all of the Collateral;

               (x) secure the appointment of a receiver of any or all of the Collateral;

               (xi) exercise any other or additional rights or remedies granted to Secured Parties under any other provision of this Agreement or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law, and take any other action which Secured Parties deems necessary or desirable to protect or realize upon their security interests in the Collateral or any part thereof; and/or

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               (xii) appoint a third party (who may be an employee, officer or other representative of Secured Parties) to do any of the foregoing, or take any other action permitted hereunder, on behalf of Secured Parties.

            (b) If, pursuant to any law, prior notice of any action described in
Section 5.2(a) is required to be given to Ventures or Equitex, Ventures and Equitex hereby acknowledge that the minimum time required by such law, or if no minimum is specified, 10 days shall be deemed a reasonable notice period.

            (c) Any action or proceeding to enforce this Agreement may be taken by Secured Parties either in Ventures' name or in Secured Parties' names, as Secured Parties may deem necessary.

            (d) Secured Parties shall incur no liability as a result of the sale of any or all of the Collateral at any private sale pursuant to Section 5.2(a) conducted in a commercially reasonable manner. Ventures and Equitex hereby waive any claims against Secured Parties arising by reason of the fact that the price at which any or all of the Collateral may have been sold at such a private sale was less than the price that might have obtained at a public sale or was less than the aggregate amount of the Obligations, even if Secured Parties accept the first offer received and do not offer the Collateral to more than one offeree.

         5.3 ATTORNEYS-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Ventures hereby irrevocably constitutes and appoints Secured Parties as its true and lawful attorneys-in-fact to enforce all rights of Ventures with respect to the Collateral, including the right to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Ventures or, at the option of Secured Parties, in the name of Secured Parties, with the same force and effect as Ventures could do if this Agreement had not been made. This power of attorney is a power coupled with an interest and shall be irrevocable.

         5.4 EXPENSES; INTEREST. All costs and expenses (including reasonable attorneys' fees and expenses) incurred by Secured Parties in connection with exercising any actions taken under Article 5, together with interest thereon (to the extent permitted by law) computed at a rate of 10% per annum (or if less, the maximum rate permitted by law) from the date on which such costs or expenses are invoiced to, and become payable by, Ventures or Equitex, to the date of payment thereof, shall constitute part of the Obligations secured by this Agreement, and shall be paid by Equitex or Ventures, who will be jointly liable therefore, to Secured Parties within 10 days after written demand.

         5.5 NO IMPAIRMENT OF REMEDIES. If under applicable law, Secured Parties proceed by either judicial foreclosure or by non-judicial sale or enforcement, Secured Parties may, at their sole option, determine which of their remedies or rights to pursue without affecting any of its rights and remedies under this Agreement. If, by exercising any right and remedy, Secured Parties forfeit any of their other rights or remedies, including any right to enter a deficiency judgment against Equitex or any third party (whether because of any applicable law pertaining to "election of remedies" or the like), Ventures and Equitex nevertheless hereby consent to such action by Secured Parties. To the extent permitted by applicable law, Ventures and Equitex also waive any claim based upon such action, even if such action by Secured Parties results in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Ventures or Equitex might otherwise have had but for such action by Secured Parties or the terms herein. Any election of remedies which results in the denial or impairment of the right of Secured Parties to seek a deficiency judgment against any third party shall not, to the extent permitted by applicable law, impair Ventures' or Equitex's obligations hereunder. If Secured Parties bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement, Secured Parties may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount

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of the successful bid at any such sale, whether Secured Parties or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

                                   ARTICLE 6.
                                 CERTAIN WAIVERS

         6.1 MODIFICATION OF OBLIGATIONS. The liability of Ventures or Equitex hereunder shall not be reduced, limited, impaired, discharged or terminated, if Secured Parties at any time with Equitex's or Venture's consent (or, to the extent permissible by the terms of the Notes and law, without notice to or demand of Ventures or Equitex):

            (a) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms, or otherwise modifies any of the Obligations (including any payment terms);

            (b) extend or waive the time for Equitex's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Notes or any agreement to which Equitex and either or both of the Secured Parties are a party (an "Equitex Agreement"), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (c) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any of the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;

            (d) request and accept other guaranties of any of the Obligations and take and hold security for the payment hereof or any of the Obligations;

            (e) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any of the Obligations, any other guaranties of any of the Obligations, or any other obligation of any third party with respect to any of the Obligations;

            (f) to the extent permitted by law, enforce and apply any security, if any, now or hereafter held by or for the benefit of Secured Parties in respect hereof or any of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Parties may have against any such security, in each case as Secured Parties in their discretion may determine, including foreclosure on any collateral pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; or

            (g) exercise any other rights available to them under the Notes or any Equitex Agreement at law or in equity.

         6.2 SECURITY INTERESTS ABSOLUTE. All rights of Secured Parties and the security interests hereunder, and all obligations of Ventures and Equitex hereunder, shall be absolute and unconditional irrespective of:

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            (a) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Notes or any Equitex Agreement, at law, in equity or otherwise) with respect to any of the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any of the Obligations;

            (b) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, in the Notes or any Equitex Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any of the Obligations, in each case, whether or not in accordance with the terms hereof or any Equitex Agreement or any agreement relating to such other guaranty or security;

            (c) the application of payments received from any source (other than payments received from the proceeds of any security for any of the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness of Ventures or Equitex to Secured Parties other than the Obligations, even though Secured Parties might have elected to apply such payment to any part or all of the Obligations;

            (d) Secured Parties' consent to the change, reorganization or termination of the corporate structure or existence of Chex or Equitex and to any corresponding restructuring of any of the Obligations;

            (e) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Equitex as an obligor in respect of any of the Obligations;

            (f) any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; and

            (g) any defenses, set-offs or counterclaims which Equitex may allege or assert against Secured Parties in respect of any of the Obligations.

         6.3 CERTAIN WAIVERS. Except as provided in Section 7.16, Ventures and Equitex hereby waive any and all defenses afforded to a surety, including promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Secured Parties protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Equitex or any other third party or entity or any collateral securing any of the Obligations, as the case may be.

         6.4 POSTPONEMENT OF SUBROGATION. Ventures and Equitex agree that they will not exercise any rights which either may acquire by way of rights of subrogation under this Agreement, by any payment made hereunder or otherwise, while this Agreement is in effect, unless such action is required to stay or prevent the running of any applicable statute of limitations. Any amount paid to Ventures or Equitex on account of any such subrogation rights prior to such time shall be held in trust for Secured Parties and shall immediately be paid to Secured Parties and credited and applied against the Obligations.

                                   ARTICLE 7.
                                  MISCELLANEOUS

         7.1 NOTICES. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Secured Parties, in care of:

         Whitebox Advisors, LLC
         3033 Excelsior Boulevard, Suite 300
         Minneapolis, Minnesota  55416
         Attention:  Jonathan D. Wood, Chief Financial Officer
         Facsimile:  (612) 253-6151
         E-mail:    jwood@whitebox-advisors.com

With a copy to:

         Messerli & Kramer P.A.
         150 South Fifth Street, Suite 1800
         Minneapolis, Minnesota  55402
         Attention:  Jeffrey C. Robbins, Esq.
         Facsimile:  (612) 672-3777

If to Ventures or Equitex, in care of:

         Seven Ventures, Inc.
         7315 East Peakview Avenue
         Englewood, Colorado  80111
         Attention:  Henry Fong, President,
            And Ijaz Anwar, Treasurer
         Facsimile:  (561) 624-0886,
            And (952) 417-1996
         E-mail: hfong@equitex.net,
            And ianwar@chexss.com

With a copy to:

         Maslon, Edelman, Borman & Brand P.A.
         Attention:  William M. Mower, Esq.
         3300 Wells Fargo Center
         90 South Seventh Street
         Minneapolis, MN 55402-4140
         Facsimile: (612) 672-8358
         E-mail:  bill.mower@maslon.com
And:

         Felhaber Larson Fenlon & Vogt, P.A.
         Attention:  Roger H. Frommelt, Esq.
         220 South Sixth Street
         Suite 2200
         Minneapolis, MN 55402
         Facsimile: (612) 332-4608
         E-mail:  rfrommelt@felhaber.com

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) on the date received in person, (b) on the date received by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) on the fourth business day following the date mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) on the next business day after being transmitted by telecopy or by other electronic means (including electronic mail). Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of notice to the other parties in the manner set forth hereinabove.

         7.2 DELAY AND WAIVER; REMEDIES CUMULATIVE. No failure or delay by Secured Parties in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent or approval of any kind or character on the part of Secured Parties of any breach or default under the Agreement or any waiver on the part of Secured Parties of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth. No right, power or remedy herein conferred upon or reserved to Secured Parties hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Secured Parties, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. 7.3 Entire Agreement. This Agreement and any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.

         7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.

         7.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

         7.7 WAIVER OF JURY TRIAL. VENTURES AND EQUITEX HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURED PARTIES. THIS

PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTIES TO CONSENT TO THE SUBSTITUTION OF COLLATERAL AS SET FORTH IN THE RECITALS.

         7.8 CONSENT TO JURISDICTION. Each party hereto agrees that any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the federal or state courts located in Hennepin County, Minnesota, as Secured Parties may elect. By execution and delivery of this Agreement, each party hereto accepts, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Secured Parties to bring legal action or proceedings in any other competent jurisdiction. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

         7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7.10 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below, shall constitute a single binding agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

         7.11 BENEFIT OF AGREEMENT. Nothing in this Agreement, express or implied, shall give or be construed to give, any person other than the parties hereto and their respective permitted successors, transferees and assigns any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and their respective permitted successors, transferees and assigns.

         7.12 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless the same shall be in writing and signed by each of the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

         7.13 SURVIVAL OF AGREEMENTS. The provisions regarding the payment of expenses and indemnification obligations shall survive and remain in full force and effect regardless of the termination of this Agreement pursuant to Section 7.14.

         7.14 RELEASE AND SATISFACTION. Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to Secured Parties in its sole discretion) and performance in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and Secured Parties will return the Collateral, including all documentation evidencing or affecting the Collateral, and (ii) upon written request of Ventures, Secured Parties shall execute and deliver to Ventures, at Ventures' expense and without representation or warranty by or recourse to Secured Parties, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security.

         7.15 REINSTATEMENT. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Ventures or Equitex, or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Ventures or Equitex, or any substantial part of Ventures' or Equitex's assets, or otherwise, all as though such payments had not been made.

         7.16 LIMITATION ON DUTY OF SECURED PARTIES WITH RESPECT TO THE COLLATERAL. The powers conferred on Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty on Secured Parties or any of their designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Parties shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Secured Parties. Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment that is substantially equivalent to that which Secured Parties accord their own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Secured Parties shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Secured Parties may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

         IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Ventures:                             Secured Parties:

Seven Ventures, Inc.                  Pandora Select Partners, L.P.


By       /s/ Henry Fong               By       /s/ Andrew Redleaf
   -----------------------------         ---------------------------------------

Its      President                    Its      Managing Partner
    ----------------------------          -------------------------------

Equitex, Inc.                         Whitebox Hedged High Yield Partners, L.P.


By       /s/ Henry Fong               By       /s/ Andrew Redleaf
   -----------------------------         ---------------------------------------

Its      President                    Its      Managing Partner
    ----------------------------          -------------------------------